     Exhibit 107.1
Calculation of Filing Fee Table

Form S-8
(Form Type)

Alkami Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2021 Incentive Award Plan (2)	Other	9,441,742	(2)	$23.79	$224,619,042.18	$0.0001476	$33,153.77
Equity	Common Stock, $0.001 par value per share, reserved for issuance pursuant to the 2021 Incentive Award Plan (4)	Other	1,000,000	(4)	$23.79	$23,790,000.00	$0.0001476	$3,511.40
Total Offering Amount						$248,409,042.18		$36,665.17
Total Fee Offsets								$0.00
Net Fee Due								$36,665.17

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the common stock of Alkami Technology, Inc. (the “Registrant”) that become issuable under the Registrant’s 2021 Incentive Award Plan (the “2021 Plan”) or 2021 Employee Stock Purchase Plan (the “ESPP”) by
reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2) Represents the additional shares of common stock available for future issuance under the 2021 Plan resulting from automatic annual increases of 4,605,637 shares as of January 1, 2023 and 4,836,105 shares as of January 1, 2024 pursuant to the “evergreen” provision of the 2021 Plan.

(3) This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The Proposed Maximum Offering Price Per Share for shares available for future grant is the average of the high and low prices for the Registrant’s common stock as reported on The Nasdaq Stock Market on March 5, 2024.

(4) Represents the additional shares of common stock available for future issuance under the ESPP resulting from annual increases of
500,000 shares as of January 1, 2023 and 500,000 shares as of January 1, 2024 pursuant to the “evergreen” provision of the ESPP.